EXHIBIT 10.1.2.3

[Form of Notice of Stock Option Grant]
[Front]

Notice of Grant of Stock Options and Option Agreement	Ask Jeeves, Inc. ID: 94-3334199 555 12th Street, Suite 500 Oakland, CA 94607

[Optionee Name]	Option Number:
[address]	Plan:
[address]	ID:

Effective ___, you have been granted a(n) [Incentive] [Non-Qualified] Stock Option to buy ___shares of Ask Jeeves, Inc. (the Company) stock at $       per share.

The total option price of the shares granted is $___.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

[number]	[describe, e.g. monthly]	[date]	[date that is 10 years from grant date]

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of and understands and agrees to this Notice of Grant of Stock Options and Option Agreement, including the additional terms and conditions on the reverse hereof, and the attached Form of Stock Option Agreement (collectively the “Option Award Contract”). Optionholder acknowledges receipt of copies of the Plan and prospectus relating to this stock option grant, which are posted on the following web site: https://jww.askjeeves.com/finance/stock/index.asp Optionholder further acknowledges that as of the Date of Grant, the Option Award Contract [, the Severance Benefits Letter Agreement dated ___] and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to Optionholder under one of the Company’s Plans.

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Ask Jeeves, Inc.	Date

[optionee]	Date

[back]

ASK JEEVES, INC.
STOCK OPTION GRANT NOTICE

[1999 Equity Incentive Plan]
[1999 Non-Qualified Equity Incentive Plan]

Ask Jeeves, Inc. (the “Company’), pursuant to its 1999 [Non-Qualified] Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Vesting Commencement Date:	[date]

Type of Grant:	[Incentive] [Nonstatutory] Stock Option

Exercise Schedule:	☑ Same as Vesting Schedule ☐ Early Exercise Permitted

Vesting Schedule:
[FOR ANNUAL GRANTS TO EMPLOYEES WITH OVER 12 MONTHS OF SERVICE: The Shares shall vest in a series of forty-eight (48) successive equal monthly installments upon Optionholder’s completion of each additional month of Continuous Service over the forty-eight (48) month period measured from the Vesting Commencement Date.]

[FOR ANNUAL GRANTS TO EMPLOYEES WITH UNDER 12 MONTHS OF SERVICE: 25% of the Shares shall vest on the first anniversary of the Vesting Commencement Date, with the remaining portion vesting monthly in thirty-six (36) equal monthly installments upon Optionholder’s completion of each additional month of Continuous Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date.]

[FOR “BRIGHT STAR PROGRAM” GRANTS: The Shares shall vest in a series of twelve (12) successive equal monthly installments upon Optionholder’s completion of each additional month of Continuous Service over the twelve (12) month period measured from the Vesting Commencement Date.]

[FOR CERTAIN GRANTS: 50% of the Shares shall vest on the first anniversary of the Vesting Commencement Date, with the remaining 50% vesting on the second anniversary of the Vesting Commencement Date.]

Payment:
By one or a combination of the following items (described in the Stock Option Agreement):

By cash or check
Pursuant to a Regulation T Program if the Shares are publicly traded
By delivery of already-owned shares if the Shares are publicly traded